AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 28 2007
REGISTRATION NO. ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cardio Vascular Medical Device Corp.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	3841	98-0534701
(State or other jurisdiction of	Primary Standard Industrial	IRS Employee
incorporation or organization	Classification Code	Identification No.

c/o Benny Gaber
12 Shaar Hagai Street
Haifa Israel , 34554
972-544-982397

(Address and telephone number of Registrant's principal executive offices)

c/o Benny Gaber
12 Shaar Hagai Street
Haifa Israel , 34554
972-544-982397
(Address of principal place of business or intended principal place of business)

Cardio Vascular Medical Device Corp.
c/o Benny Gaber
12 Shaar Hagai Street
Haifa Israel , 34554
972-544-982397
(Name, address, and telephone number of agent for service)

Copies to:

David Lubin, Esq.
David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Phone:   (516) 887-8200
Fax:       (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of common stock,
$.0001 par value	3,500,000	$.03	$105,000	$3.22
Total	3,500,000	$.03	$105,000	$3.22

(1) There is no current market for the securities. Solely for the purpose of calculating the registration fee pursuant to Rule 457(c) to the Securities Act of 1933, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.03 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated August 28 2007

Cardio Vascular Medical Device Corp.

Up to a Maximum of 3,500,000 Shares of Common Stock at $0.03 Per Share

We are offering for sale a maximum of 3,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.03 per share. If all 3,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $105,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our officers and directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 28 , 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
OUR COMPANY	4
OUR DIRECT PUBLIC OFFERING	4
THE OFFERING	5
SELECTED SUMMARY FINANCIAL DATA	5
BALANCE SHEET	6
RISK FACTORS	6
RISKS RELATING TO OUR COMPANY	6
RISKS RELATING TO OUR COMMON STOCK	10
USE OF PROCEEDS	11
PERCENT OF NET PROCEEDS RECEIVED (1)	11
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
SECURITY HOLDERS
OUR BUSINESS	13
GENERAL DEVELOPMENT	13
BUSINESS SUMMARY AND BACKGROUND	14
THIRD-PARTY MANUFACTURERS	14
INTELLECTUAL PROPERTY	14
COMPETITION	14
EMPLOYEES	14
TRANSFER AGENT	15
RESEARCH AND DEVELOPMENT	15
DESCRIPTION OF PROPERTY	15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	15
PLAN OF OPERATION	15
GENERAL WORKING CAPITAL	16
OTHER	16
RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS	16
OFF-BALANCE SHEET ARRANGEMENTS	17
INFLATION	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	17
MARKET INFORMATION	17
DIVIDEND POLICY	17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	18
DIRECTORS AND EXECUTIVE OFFICERS	18
AUDIT COMMITTEE AND EXPERT	18
CODE OF ETHICS	19
POTENTIAL CONFLICTS OF INTEREST	19
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	19
EXECUTIVE COMPENSATION	19
SUMMARY COMPENSATION	19
OUTSTANDING EQUITY AWARDS	19
COMPENSATION OF DIRECTORS	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.	19
DIRECTOR INDEPENDENCE	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

LEGAL PROCEEDINGS	21
DESCRIPTION OF SECURITIES	21
OUR COMMON STOCK	21
OUR PREFERRED STOCK	21
PLAN OF DISTRIBUTION	21
OFFERING PERIOD AND EXPIRATION DATE	22
PROCEDURES FOR SUBSCRIBING	22
RIGHT TO REJECT SUBSCRIPTIONS	23
UNDERWRITERS	23
REGULATION M	23
SECTION 15(G) OF THE EXCHANGE ACT	23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24
LEGAL MATTERS	24
EXPERTS	24
INTEREST OF NAMED EXPERTS AND COUNSEL	24
AVAILABLE INFORMATION	25
PART II	27
INFORMATION NOT REQUIRED IN PROSPECTUS	27
SIGNATURES	30

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Cardio Vascular Medical Device Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

We are a development stage company and have acquired a patent for a maneuverable-coiled guidewire to solve existing problems in stenting procedures and to advance the technology related to guidewire usage (Patent Number: 7,141,024) in exchange for future royalties to be paid at 0.5% to Benny Gaber, a Director and stockholder of the Company. We do not yet have a valide prototype, but intend to create one and then work to develop and manufacture the product and / or license the manufacturing and / or the related selling rights.

We were organized on April 12, 2007, and incorporated in Delaware on April 26, 2007. Our principal offices are located at 12 Shaar Hagi Street , Haifa , Israel 34554. Our telephone number is 972-544-982397. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711 and our registered agent is Delaware Intercorp. All references to "we," "us," "our," or similar terms used in this prospectus refer to Cardio Vascular Medical Device Corporation.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a valid working prototype of our proposed product.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 3,500,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.03 per share. If all of the shares offered by us are purchased, the proceeds before deducting expenses of the offering will be up to $105,000. The expenses associated with this offering are estimated to be $20,003, or approximately 19.05% of the gross proceeds of $105,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then accordingly, the percentage of offering expenses to gross proceeds will be higher, and lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

 This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six-month offering period.

THE OFFERING

Total shares of common stock outstanding prior to the offering	10,000,000 shares

Shares of common stock being offered by us	3,500,000 shares

Total shares of common stock outstanding after the offering	13,500,000 shares

Gross proceeds:
Gross proceeds from the sale of up to 3,500,000 shares of our common stock will be $105,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop a valid prototype of the device and attempt to bring our product to market.

Risk Factors
There are substantial risk factors involved in investing in our company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors".

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating data and balance sheet data as of the period indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

FOR THE PERIOD FROM APRIL 26, 2007 (date of inception ) THROUGH JUNE 30, 2007 (Audited)
STATEMENT OF OPERATIONS:

Total Revenues	$0

Total Operating Expenses	$9,411

Net (Loss)	$(9,411)

AS OF JUNE 30, 2007 (Audited)
BALANCE SHEET:

Cash in bank	$0

Total Current Assets	$0

Total Assets	$24,979

Total Current Liabilities	$29,390

Total Long Term Debt	$5,000

Total Liabilities	$34,390

Total Stockholders' (Deficit)	$(9,411)

Total Liabilities and Stockholders' (Deficit)	$24,979

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were incorporated on April 26, 2007, for the purpose of engaging in the development, manufacture, and sale of a maneuverable-coiled guidewire. Our operations to date have been focused on organizational, start-up, and fund-raising activities. We have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of a valid prototype of our maneuverable-coiled guidewire, which itself is subject to numerous risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the electrical component industry, and our Company is a highly speculative venture involving significant financial risk.

2.
We expect to incur operating losses in the next twelve months because we have no plan to generate revenue unless and until we successfully develop a valid prototype of our maneuverable-coiled guidewire.

We have never generated revenues. We intend to engage in the manufacture and distribution of a new and improved maneuverable-coiled guidewire. We own the technology and patent for a new and improved maneuverable-coiled guidewire. However, our maneuverable-coiled guidewire is not available for sale. We intend to develop a valid workable prototype, which can then be used to develop and manufacture the actual product. We will rely on third parties to develop any valid workable prototypes and to work with us to manufacture the product. We expect to incur operating losses over the next twelve months because we have no plan to generate revenue unless and until we are successful in developing a valid workable prototype of our maneuverable-coiled guidewire. We cannot guarantee that we will ever be successful in developing the valid workable prototype or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.
If we are unable to obtain funding for development of a valid prototype, we will have to delay development of our valid prototype or go out of business, which will result in the loss of your investment.

We need to develop a valid workable prototype for our maneuverable-coiled guidewire. As such, if we are unable to raise at least $42,000, we will not have the funds necessary to engage a manufacturing company to work with us to develop a valid prototype. If we are able to raise only $42,000, we believe we will have funds available to develop a valid working prototype of our device, but we believe we will need an additional $63,000 in order to further bring the product to market on a full scale basis. Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence its operations.

4.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund administrative expenses or our proposed research and development program for the next twelve months. In addition, we will require substantial additional capital upon the development of a valid workable prototype for our maneuverable-coiled guidewire in order to market, arrange for the manufacturing of, and sell such product. Because we do not expect to have any cash flow from operations, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plans. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

5.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise at least $42,000 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from April 26, 2007 through June 30, 2007, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on April 26, 2007 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt formation activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise at least $42,000 from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid workable prototype of our product and thereafter making it available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

7.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

8.
As a development stage company, we may experience substantial cost overruns in manufacturing and marketing our product, and we may not have sufficient capital to successfully complete the development and marketing of our product.

The commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and / or other methods of promotion. We may experience substantial cost overruns in manufacturing and marketing our product, and may not have sufficient capital to successfully complete our project. We may not be able to manufacture or market our product because of industry conditions, general economic conditions, and / or competition from potential manufacturers and distributors.

9.	We will rely upon a third-party manufacturer, which puts us at risk for supplier business interruptions.

We will rely on third parties to develop a prototype and to work with us to manufacture our product once we complete development . If our third-party manufacturer fails to perform, our ability to market our product and to generate revenue would be adversely affected. The third party manufacturers will need to have GMP ( Good Manufacturing Practice ) and will also need to obtain FDA approval, grade ( 501K) ( in conjunction with the Company ) in order to be able to manufacture / market the related product. The inability to receive FDA approval will have an adverse affect on the future business activities of the Company.

10.	The Commercial success of the Maneuverable Coiled Guidewire is dependent on acceptance by the Medical Community.

The commercial success of our product once approved for marketing by the FDA will depend upon its acceptance by the medical community as clinically useful, cost-effective and safe. While there are several companies in the guidewire field, we are not aware of any company that has developed, manufactured and or marketed a device of a similar nature based on our technology.

     Factors that we believe could materially affect market acceptance of these products include:

•	the timing of the receipt of marketing approvals and the countries in which such approvals are obtained;

•	the safety and efficacy of the product as compared to competitive products;

•	the relative convenience and ease of administration as compared to competitive products;

•	the strength of marketing distribution support; and

•	the cost-effectiveness of the product.

    If the Medical Community does not ultimately accept our products as safe and effective we may be unable to sell our products.

11.
Because our officers have no experience in running a company that sells maneuverable-coiled guidewires, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and we intend to manufacture, market, and sell a maneuverable-coiled guidewire. Lavi Krasney and Benny Gaber, our current directors and officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our directors and officers have no experience in operating a company that sells maneuverable-coiled guidewires. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and an investor from obtaining a return on his investment in us.

12.
Because Benny Gaber and Lavi Krasney have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Lavi Krasney and Benny Gaber, our current directors and officers, intend to only devote approximately 5 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of research, development, marketing and sales. This increase in business activities may require that our directors and officers engage in our business activities on a full-time basis.

13.	We may be unable to attract and retain personnel.

Our success will depend on our ability to attract, retain and motivate highly skilled motivated management and employees. It also depends on our ability to locate and engage independent sales representatives, distributors and contracts in the guidewire market. Our inability to successfully engage sales representatives and distributors and integrate them into our operation will materially and adversely affect our business prospects, operating results and financial condition.

14.
Our directors and officers own approximately 50% of the outstanding shares of our common stock, and other stockholders may be able to influence control of the company or decision making by management of the company.

Our officers presently own 50% of our outstanding common stock. If all of the 3,500,000 shares of our common stock being offered hereby are sold, the shares held by our directors and officers will constitute 37% of our outstanding common stock.

15.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology.

16.	We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been subject to any filed infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our maneuverable-coiled guidewire device in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether we or not are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

17.	You will experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident directors and officers.

Our operations are in Israel. Our directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us, them or our or their directors or executive officers in United States courts. In addition, the courts in the country (Israel) where we are located may not permit lawsuits of the enforcement of judgments arising out of the United States and state securities or similar laws. Thus, should any situation arise in the future in which you have a cause of action against these persons or us, you are at greater risk in investing in our company rather than a domestic company because of greater potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons as opposed to domestic persons or entities.

18.	If and when we sell our products, we may be liable for product liability and we presently do not maintain product liability insurance.

We have no product liability insurance to protect against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. If we are sued for any injury allegedly caused by our future products, our liability could exceed our total assets and our ability to pay the liability.

RISKS RELATING TO OUR COMMON STOCK

19.
We may, in the future, issue additional shares of our common stock which would reduce investors percent of ownership and may dilute our share value. We do not need shareholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

20.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

21.	The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

22.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 3,500,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED (1)

	40%	70%	100%
Shares Sold	1,400,000	2,450,000	3,500,000
Gross Proceeds	$42,000	$73,500	$105,000
Less Offering expenses	$(20,003)	$(20,003)	$(20,003)
Net Offering Proceeds	$21,997	$53,497	$84,997

(1) The offering scenarios presented above are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

The Use of proceeds set forth below in this illustrative example sets forth how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	40%	70%	100%
Working capital	$1,997	$13,497	$24,997
Prototype development costs	$20,000	$20,000	$20,000
Sales and marketing	$-	$20,000	$40,000
Total	$21,997	$53,497	$84,997

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.03 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of June 30, 2007, was $50,607 or $0.00 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2007, as adjusted to give effect for the receipt of net proceeds from the sale of 3,500,000 shares of common stock for $0.03, which represents net proceeds after deducting estimated offering expenses of $20,003. This represents an immediate increase of $0.01 per share to existing stockholders and an immediate and substantial dilution of $0.03 per share, or 100%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of June 30, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	10,000,000	74%	$1,000
New Investors	3,500,000	26%	$105,000
Total	13,500,000	100%	$106,000

OUR BUSINESS

GENERAL DEVELOPMENT

We were incorporated in Delaware on April 12, 2007. We intend to engage in the manufacture and distribution of a new and improved maneuverable-coiled guidewire. We are a development stage company. We have not generated any revenue to date and our operations have been limited to organizational, start-up, and fund raising activities. We currently have no employees other than our officers, who are also our directors.

We own the technology and patent for a new and improved maneuverable-coiled guidewire. Such patent, entitled the “Maneuverable Coiled Guidewire,” was approved and granted by the United States Patent and Trademark Office on November 28, 2006, and was assigned the United States Patent No. 7,141,024. The inventor of the technology covered by such patent was Benny Gaber. The patent and all other intellectual property rights relating to the technology were acquired by us on May 28 2007 in exchange for future royalties to be paid in the amount of ½% from revenues derived from the sale and/or licensing and/or manufacturing of the related patent. On such a date, we entered into a Patent Transfer and Sale Agreement with Mr. Benny Gaber [Provide us with a copy of this agreement], pursuant to which Mr. Gaber assigned to us all of his rights, title, and interest in the patent and other intellectual property rights related thereto. The assignment was recorded with the United States Patent and Trademark Office on June 5 2007.

The invention is characterized by a maneuverable-coiled guidewire. A guidewire is a slender flexible metal wire with a very soft tip (usually made of a coil) that can be bent prior to the insertion into the arteries. The surgeon, by twirling and manipulating it back and forth, tries to insert the tip into the desired branch when in a bifurcation. The invention is based on the “Buckling” theory in which the tip is bent according to the force applied to it. Our principal business plan is to develop a prototype and then manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture our product.

Our principal offices are located at c/o Benny Gaber, 12 Shaar Hagai Street, Haifa Israel , 34554. Our telephone number is 972-544-982397

BUSINESS SUMMARY AND BACKGROUND

The invention is characterized by a maneuverable coiled guidewire. This guidewire is unique, easy to use, and intended for use in all PTCA procedures. Its unique design will enable the neurosurgeon to save time and reach the desired lesion in the heart and even the brain arteries. The maneuverable coiled guidewire is based on the “Buckling” theory in which the tip is bent according to the force applied to it. It is made of a super elastic NiTi (nickel titanium) PTFE (Teflon) coated coil and a 0.15mm wire disposed in it. This wire is attached to the soft tip. The distal end of the coil is treated in such a way that when the inner wire is pulled the distal tip buckles and bends accordingly. The coated coiled spring includes the wire which is attached to both ends of the spring. The coils near the tip are spread apart. One side is filled with a coating plastic material which allows the tip of the coil springs to bend into the unfilled direction. Spreading apart all sides of the spring coils, in the proximal end, by the handle, pushes the wire back causing it to pull the tip.

The Company intends to develop a valid working prototype, which can then be used to develop and manufacture the actual product. We have not yet approached or spoken with any such potential partners or licensees.

Once a valid prototype is working the Company will apply for an IRB (an approval by the Helsinky Committee) to start conducting trials in medical clinics and / or hospitals. Based on the results of these trials the Company in conjuction with the third party manufacturers will apply for FDA aaproval ( 501k) . Once FDA approval is received the Company will seek to license the related technology to medical Companies, strategic partners and / or manufacture the products for medical clinics and / or hospitals.

THIRD-PARTY MANUFACTURERS

We will rely on third parties to develop a prototype and to work with us to manufacture the product. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our device as planned. In addition, we may not be able to contract with third parties to manufacture our device in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our maneuverable-coiled guidewire device.

INTELLECTUAL PROPERTY

On May 28 , 2007 we acquired from Mr. Benny Gaber, the original patent owner, all rights, title and interest in, including a patent, for a maneuverable-coiled guidewire. The assignment was recorded in the United States Patent and Trademark Office on June 5, 2007 .

COMPETITION

There are several companies in the guidewire field, including major companies such as J&J, Boston Scientific, Cook Medical, Medtronic, Inc., and Bard. Such companies offer a variety of products that are specifically related for the usage of and / or with a guidewire. The total number of guidewires in use today worldwide is estimated over 4,500,000 annually. We are not aware of any other company that has developed, manufactured, and / or marketed a device of a similar nature based on the “Buckling” theory in which the tip is bent according to the force applied to it, whereby the time to reach the site is diminished. Its unique design will enable the neurosurgeon to save time and reach the desired lesion in the heart and even the brain arteries. Our solution provides an innovative steerable guidewire to solve existing problems and introduce a new standard in stenting procedures

EMPLOYEES

Other than our current directors and officers, Benny Gaber and Lavi Krasney, we have no other full time or part-time employees. If and when we develop the prototype for our maneuverable-coiled guidewire device and are able to begin manufacturing and marketing, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

TRANSFER AGENT

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501.

RESEARCH AND DEVELOPMENT

We are not currently conducting any research and development activities. If we are able to raise funds in this offering, we will retain one or more third parties to conduct research concerning our maneuverable-coiled guidewire device and to develop a prototype model. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering.

DESCRIPTION OF PROPERTY

Our Principal executive offices are located at c/o Benny Gaber, 12 Shaar Hagai Haifa Israel 34554. This location is the home of the CEO, director and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

PLAN OF OPERATION

We are a development stage company and currently own the technology and a patent for a maneuverable-coiled guidewire. The purpose of this product is to solve existing problems and introduce a new standard in stenting procedures. The present invention includes a coated coiled spring with a wire. The coils near the tip are spread apart. One side is filled with a coating plastic material that allows the tip of the coil springs, when pulled, to bend into the unfilled direction. Spreading apart the spring coils in the proximal end, by the handle, pushes the wire back causing it to pull the tip. The device will bring several key advantages to the market including providing a new and improved guidewire device that reaches the site efficiently and allows easy catheter transport.

Although we have not yet engaged a manufacturer to develop a prototype of the maneuverable-coiled guidewire, based on our preliminary discussions with certain manufacturing vendors, we believe that it will take approximately four to five months to construct a basic valid prototype of our product. If and when we have a viable prototype, depending on the availability of funds, we estimate that we would need approximately an additional four to six months to bring this product to market. Our objective would be to either market the product as an off-the-shelf device and/or to license the product to technology to hardware or software manufacturers and have them include it with their equipment or applications.

If less than $42,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not have any plans, arrangements, or agreements to sell or merge our Company.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

GENERAL WORKING CAPITAL

We may be wrong in our above estimates of funds required in order to proceed with developing a prototype and general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $42,000 from our offering we will not have sufficient funds to develop a prototype. If we are unable to raise funds, we may attempt to sell the company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SECURITY HOLDERS

As of June 30, 2007, there were 10,000,000 shares of common stock issued and outstanding, which were held by 7 stockholders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the members of our board of directors and its executive officers as of August 28 2007.

Name	Age	Positions and Offices Held

Benny Gaber	61	President and Director

Lavi Krasney	40	Secretary, Treasurer, and Director

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Benny Gaber has been our President and a member of our Board of Directors since our inception in April 26, 2007. Mr. Gaber is the managing director of Benny Gaber Engineering, Ltd, an advisory company for mechanical engineering serving companies such as PML, Xtent, Nanomotion, and Orthogon. Prior to that, he was a technical group leader for Elbit Systems and the Ministry of Defense (Israel). Mr. Gaber holds nine international medical patents and three non-medical patents. Mr. Gaber graduated with B.Sc. and M.Sc. in Mechanical Engineering from the Technion Institute of Technology in Haifa.

Lavi Krasney has been our Secretary, Treasurer, and Director since inception in April 26, 2007.

Over the years, Mr. Krasney has served as an investment counselor, managing multi-million dollar portfolios for private clients, institutions, and corporations. Prior to that, he studied and worked in the management internship program at Bank Hapoalim, which is considered by many to be the most prestigious and sought-after management trainee program in Israel. Mr. Krasney also served in the Intelligence Corp. of the Israeli Army. Mr. Krasney graduated magna cum laude with a B.A. in Economics from the University of Haifa and completed his MBA in Finance at the Tel Aviv University.

There are no familial relationships among any of our directors or officers. None of our directors or officers is a director in any other U.S. reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

AUDIT COMMITTEE AND EXPERT

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the company or as mandated by public policy.

CODE OF ETHICS

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers however the company plans to implement such a code in the fourth quarter of 2007.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

 SUMMARY COMPENSATION

Since our incorporation on April 26, 2007, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on April 26, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

OUTSTANDING EQUITY AWARDS

None of our directors or executive officers holds unexercised options, stock that had not vested, or equity incentive plan awards.

COMPENSATION OF DIRECTORS

Since our incorporation on April 26, 2007, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

As of June 30, 2007, $5,000 has been accrued to Mr Asher Zwebner as for consulting services. Mr Zwebner currently has a verbal agreement in place with the Company to provide financial consulting services at a rate of $75 per hour. Mr. Zwebner is currently a 10% shareholder.

On May 28, 2007, Benny Gaber, a director and stockholder of the Company assigned to the Company, in exchange for the Company’s commitment to royalty payments of one half percent of all revenue received from the exploitation of the patent, a United States patent pertaining to a Maneuverable Coiled Guidewire. The cost of the patent rights associated with the “Maneuverable Coiled Guidewire was recorded at the historical cost to the director and stockholder in the amount of $5,000.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do believe that the following directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group. The following table is based upon an aggregate of 10,000,000 shares of our common stock outstanding as of August 28, 2007. Unless otherwise indicated, the address of each person listed is Cardio Vascular Medical Device Corp., c/o Mr Benny Gaber 12 Shaar Hagi Street , Haifa Israel 34554.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Lavi Krasney	1,000,000	10%

Asher Zwebner	1,000,000	10%

Zev Bronfeld	700,000	7%

Ariel Malik (2)	700,000	7%

Arie Orenstein	2,000,000	20%

Benny Gaber	4,000,000	40%

Tzvi Langsam	600,000	6%

All shareholders , and / or directors and / or executive officers as a group (seven persons)	10,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

(2) Beneficial owner of Emerdale Enterprises Ltd.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of August 28, 2007, 10,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED STOCK

 We are not authorized to issue shares of preferred stock.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 3,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.03 per share. If all 3,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $.03 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and , (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is currently no marker for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Lavi Krasney, and / or Mr Benny Gaber who are each one of our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Lavi Krasney nor Benny Gaber are not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Cardio Vascular Medical Device Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this SB-2 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group P.C. is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors, or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by David Lubin & Associates, PLLC.

EXPERTS

Our financial statements as of June 30, 2007, and for the period then ended and cumulative from inception (April 26, 2007), appearing in this prospectus and registration statement have been audited by Davis Accounting Group P.C. an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Cardio Vascular Medical Device Corporation filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
JUNE 30, 2007

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheet as of June 30, 2007	F-3

Statements of Operations for the Period Ended
June 30, 2007, and Cumulative from Inception	F-4

Statement of Stockholders’ (Deficit) for the Period from Inception
Through June 30, 2007	F-5

Statements of Cash Flows for the Period Ended June 30, 2007,
and Cumulative from Inception	F-6

Notes to Financial Statements June 30, 2007	F-7

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Cardio Vascular Medical Device Corp.:

We have audited the accompanying balance sheet of Cardio Vascular Medical Device Corp. (a Delaware corporation in the development stage) as of June 30, 2007, and the related statements of operations, stockholders’ (deficit), and cash flows for period ended June 30, 2007, and from inception (April 26, 2007) through June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardio Vascular Medical Device Corp. as of June 30, 2007, and the results of its operations and its cash flows for the period ended June 30, 2007, and from inception (April 26, 2007) through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of June 30, 2007, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
August 20, 2007.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF JUNE 30, 2007

ASSETS
2007
Current Assets:
Cash in bank	$-

Total current assets	-

Other Assets:
Patent, net of accumulated amortization of $21	4,979
Deferred offering costs	20,000

24,979

Total Assets	$24,979

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Bank overdraft	$250
Accrued liabilities	24,140
Accrued consulting fees - Related party	5,000

Total current liabilities	29,390

Long-term Debt:
Royalty obligation payable to a Director and stockholder	5,000

Total long-term debt	5,000

Total liabilities	34,390

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares
authorized; 10,000,000 shares issued and outstanding	1,000
Less - Common stock subscriptions receivable	(1,000)
(Deficit) accumulated during the development stage	(9,411)

Total stockholders' (deficit)	(9,411)

Total Liabilities and Stockholders' (Deficit)	$24,979

The accompanying notes to financial statements are
an integral part of this balance sheet.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED JUNE 30, 2007, AND
CUMULATIVE FROM INCEPTION (APRIL 26, 2007)
THROUGH JUNE 30, 2007

	Period Ended	Cumulative
	June 30,	From
	2007	Inception

Revenues	$-	$-

Expenses:
General and administrative-
Professional fees - Related party	5,000	5,000
Transfer agent fees	1,750	1,750
Organization costs	1,500	1,500
Legal fees	890	890
Amortization	21	21
Other	250	250

Total general and administrative expenses	9,411	9,411

(Loss) from Operations	(9,411)	(9,411)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(9,411)	$(9,411)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	6,500,000	6,500,000

The accompanying notes to financial statements are
an integral part of these statements.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (APRIL 26, 2007)
THROUGH JUNE 30, 2007

				Less -	(Deficit)
				Common	Accumulated
			Additional	Stock	During the
	Common stock		Paid-in	Subscriptions	Development
Description	Shares	Amount	Capital	Receivable	Stage	Totals

Balance - April 26, 2007	-	$-	$-	$-	$-	$-

Common stock issued for cash	10,000,000	1,000	-	(1,000)	-	-

Net (loss) for the period	-	-	-	-	(9,411)	(9,411)

Balance - June 30, 2007	10,000,000	$1,000	$-	$(1,000)	$(9,411)	$(9,411)

The accompanying notes to financial statements are
an integral part of this statement.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED JUNE 30, 2007, AND
CUMULATIVE FROM INCEPTION (APRIL 26, 2007)
THROUGH JUNE 30, 2007

	Period Ended	Cumulative
	June 30,	From
	2007	Inception

Operating Activities:
Net (loss)	$(9,411)	$(9,411)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Amortization	21	21
Changes in net liabilities-
Accrued liabilities	24,140	24,140
Accrued consulting fees - Related party	5,000	5,000

Net Cash Provided by Operating Activities	19,750	19,750

Investing Activities:
Investing activities	-	-

Net Cash (Used in) Investing Activities	-	-

Financing Activities:
Bank overdraft	250	250
Deferred offering costs	(20,000)	(20,000)

Net Cash (Used in) Financing Activities	(19,750)	(19,750)

Net Increase in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

On May 28, 2007, the Company acquired by assignment a United States patent named Maneuverable Coiled Guidewire from a Director and stockholder. Under Staff Accounting Bulletin Topic 5G, "Transfers of Nonmonetary Assets by Promoters and Shareholders," the Company recorded the transaction as a royalty obligation payable at the Director and stockholder's historical cost basis, determined under accounting principles generally accepted in the United States in the amount of $5,000.

On May 10, 2007, the Company issued 10,000,000 shares of common stock valued at a price of $.0001 per share for common stock subscriptions receivable of $1,000. Subsequent to June 30, 2007, the Company received $1,000 as full payment for the stock subscriptions receivable.

The accompanying notes to financial statements are
an integral part of these statements.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

(1) Summary of Significant Accounting Policies

 Basis of Presentation and Organization

Cardio Vascular Medical Device Corp. (the “Company”) is a Delaware corporation in the development stage. The Company was organized on April 12, 2007, and incorporated under the laws of the State of Delaware on April 26, 2007. The business plan of the Company is to develop a medical device application utilizing a patent pertaining to a Maneuverable Coiled Guidewire. The patent’s intended use is to improve stenting procedures in the medical field and to advance the technology related to guidewire usage. The Company also plans to develop a prototype of the patent application, and then manufacture and market the product and/or seek third-party entities interested in licensing the rights to manufacture and market the guidewire. The accompanying financial statements of Cardio Vascular Medical Device Corp. were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in 2007, the Company commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”), and raise capital of up to $105,000 from a self-underwritten offering of 3,500,000 shares of newly issued common stock in the public markets. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC.

 Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

 Revenue Recognition

The Company is in the development stage and has yet to realize revenues from planned operations. It plans to realize revenues from licensing, manufacturing, selling, research and development, and royalty activities. Revenues will be recognized by major categories under the following policies:

For licensing activities, revenue realized from such agreements will be realized over the term and under the conditions of each specific license once all contract conditions have been met. Payments for licensing fees are generally received at the time the license agreements are executed, unless other terms for delayed payment are documented and agreed to between the parties.

For manufacturing and selling activities, revenues will be realized when the products are delivered to customers, and collection is reasonably assured.

For research and development activities, revenues from such agreements will be realized as contracted services are performed or when milestones are achieved, in accordance with the terms of specific agreements. Advance payments for the use of technology where further services are to be provided or fees received on the signing of research agreements are recognized over the period of performance of the related activities. Amounts received in advance of recognition will be considered as deferred revenues by the Company.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

For royalty activities, revenues will be realized once performance requirements of the Company have been completed, and collection is reasonably assured.

 Development Costs

The Company is in the development stage, and primarily involved in the development of a prototype application of a patent. When it has been determined that a prototype can be economically developed, the costs incurred to develop this prototype will be capitalized accordingly. Development costs capitalized will be amortized over the estimated useful life of the product following attainment of commercial production or written-off to expense if the product or project is abandoned.

 Patent

The Company obtained a United States patent from a Director and stockholder by assignment effective June 5, 2007. The patent was originally granted on November 28, 2006. Under Staff Accounting Bulletin Topic 5G, “Transfers of Nonmonetary Assets by Promoters and Shareholders,” the Company recorded the transaction as a royalty obligation payable at the Director and stockholder’s historical cost basis in the amount of $5,000. The historical cost of obtaining the patent has been capitalized by the Company, and is being amortized over a period of approximately nineteen and one-half years.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the period ended June 30, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

 Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2007.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. As of June 30, 2007, the Company had incurred $20,000 in deferred offering costs.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

 Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2007, the carrying value of accrued liabilities and accrued consulting fees - related party approximated fair value due to the short-term maturity of these instruments.

 Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2007, and revenues and expenses for the period ended June 30, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

 Fiscal Year End

The Company has adopted a fiscal year end of December 31.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage, and its business plan addresses the development of a medical device application utilizing a patent pertaining to a Maneuverable Coiled Guidewire. The Company also plans to develop a prototype of the patent application, and then manufacture and market the product and/or seek third-party entities interested in licensing the rights to manufacture and market the guidewire.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

During the period from April 26, 2007, through June 30, 2007, the Company was incorporated, completed the assignment of a patent pertaining to a Maneuverable Coiled Guidewire, issued common stock for stock subscription agreements, and commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”) to raise capital of up to $105,000 from a self-underwritten offering of 3,500,000 shares of newly issued common stock in the public markets. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $105,000 in equity capital, or be successful in the development of a prototype of its patent, commercialization of the prototype, sale of its planned product, technology, or services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception, had negative working capital as of June 30, 2007, and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Patent Rights

On May 28, 2007, the Company acquired by assignment 100 percent of all rights, title and interest to a United States patent owned by a Director and stockholder of the Company in exchange for the Company’s commitment to payments of one half percent of all future revenues received from the exploitation of the patent as royalties to the Director and stockholder. The patent was originally issued by the United States Patent and Trademark Office on November 28, 2006. The assignment of the patent by a Director and stockholder of the Company to the Company was recorded with the United States Patent and Trademark Office on June 5, 2007. The historical cost of the patent to the Director and stockholder in the amount of $5,000 is reflected on the accompanying balance sheet of the Company as the cost of the patent and a long-term royalty obligation due to a Director and stockholder. The Company recorded amortization of the cost of the patent in the amount of $21 for the period ended June 30, 2007.

(4) Common Stock

On May 10, 2007, the Company issued 10,000,000 shares of common stock valued at a price of $.0001 per share (par value) for common stock subscriptions receivable of $1,000. Subsequent to June 30, 2007, the Company received $1,000 as full payment for the stock subscriptions receivable.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

(5) Income Taxes

The provision (benefit) for income taxes for the period ended June 30, 2007, was as follows (using a 23 percent effective Federal and state income tax rate):

2007

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$2,165
Change in valuation allowance	(2,165)

Total deferred tax provision	$-

The Company had deferred income tax assets as of June 30, 2007, as follows:

2007

Loss carryforwards	$2,165
Less - Valuation allowance	(2,165)

Total net deferred tax assets	$-

As of June 30, 2007, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $9,411 that may be offset against future taxable income. The net operating loss carryforwards expire in the year 2027. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6) Related Party Transactions

For the period ended June 30, 2007, the Company was owed $1,000 from seven stockholders of the Company for common stock subscriptions receivable that were entered into on May 10, 2007. Subsequent to June 30, 2007, the Company received $1,000 as full payment for the stock subscriptions receivable.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

As of June 30, 2007, the Company owed to a Director and stockholder of the Company $5,000 for consulting services rendered for the period ended June 30, 2007.

On May 28, 2007, a Director and stockholder of the Company assigned to the Company, in exchange for the Company’s commitment to royalty payments to the Director and stockholder of one half percent of all future revenues received from the exploitation of the patent, a United States patent pertaining to a Maneuverable Coiled Guidewire. The historical cost of the patent to the Director and stockholder in the amount of $5,000 is reflected on the accompanying balance sheet of the Company as the cost of the patent and a long-term royalty obligation due to a Director and stockholder.

(7) Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

CARDIO VASCULAR MEDICAL DEVICE CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

(8) Commitments and Contingencies

The Company is committed to paying royalties to a Director and stockholder based on one half percent of all future revenues received from the exploitation of a patent as described in Note 3 above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors, or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$3.22

Accounting fees and expenses	$10,000

Legal fees and expenses	$10,000

Total:	$20,003.22

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof. No advertising or general solicitation was employed in offering the securities. All recipients had adequate access, through their relationships with us, to information about us.

On May 10, 2007, we sold 10,000,000 shares of our common stock to the following, Lavi Krasney, 1,000,000 shares, Asher Zwebner, 1,000,000 shares, Zev Bronfeld, 700,000 shares, Ariel Malik, 700,000 shares, Tzvi Langsam 600,000 shares Arie Orenstein, 2,000,000 shares, and 4,000,000 shares of our common stock to Benny Gaber for cash payments. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 10,000,000 shares to $1000. These amounts amounting to $1,000 in aggregate were fully paid by August 28, 2007.

Item 27. Exhibits

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

10.1	Patent Sale and Assignment, dated May 28 , 2007 between the Company and Benny Gaber

10.2	United States Patent Assignment form #7141024

23.1	Consent of Davis Accounting Group P.C.

23.2	Consent of legal counsel (see Exhibit 5.1)

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Jerusalem, Israel August 28 2007.

CARDIO VASCULAR MEDICAL DEVICE CORP.

Date August 28, 2007	By:	/s/ Benny Gaber
Benny Gaber
President (Principal Executive Officer)

Date: August 28 , 2007	By:	/s/ Lavi Krasney
Lavi Krasney
Treasurer and Secretary (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Benny Gaber	President and Director	August 28, 2007
Benny Gaber

/s/ Lavi Krasney	Secretary, Treasurer, and Director	August 28, 2007
Lavi Krasney